                                                                       EXHIBIT 5

                   OPINION OF BROBECK, PHLEGER & HARRISON LLP

                               November 24, 1999

DoubleClick Inc.
41 Madison Avenue, 32nd Floor
New York, New York 10010

               Re: DoubleClick Inc. Registration Statement on Form S-8 for an aggregate of 1,381,912 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to DoubleClick Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of: a) 32,072 shares of Common Stock of the Company under the Abacus Direct Corporation 1999 Stock Incentive Plan, b) 973,173 shares of Common Stock of the Company under the Abacus Direct Corporation Amended and Restated 1996 Stock Incentive Plan and c) 376,717 shares of Common Stock of the Company under the Abacus Direct Corporation Amended and Restated 1989 Stock Option Plan (collectively, the "Plans").

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and amendment of the Plans. Based on such review, we are of the opinion that if, as and when the shares of Common Stock are issued and sold (and the consideration therefor received) pursuant to the provisions of option agreements duly authorized under the Plans and in accordance with the Registration Statement, such shares will be duly authorized, legally issued, fully paid and non-assessable.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans or the shares of Common Stock issuable under the Plans.

                                Very truly yours,

                                /s/ BROBECK, PHLEGER & HARRISON LLP
                                -----------------------------------
                                BROBECK, PHLEGER & HARRISON LLP